Exhibit 10.11

BEAMZ INTERACTIVE, INC.
AMENDED AND RESTATED 2013 CONVERTIBLE DEBT AND SECURITY
AGREEMENT

This Amended and Restated 2013 Convertible Debt and Security Agreement (this “Agreement”), dated as of February 21, 2014, is by and among the parties executing this Agreement as Investors on the signature pages hereto and the Original Agreement (as defined below) and Beamz Interactive, Inc., a Delaware corporation (the “Company”).  This Agreement amends and restates in its entirety that certain 2013 Convertible Debt and Security Agreement (the “Original Agreement”), dated as of May 1, 2013 and the First Amendment to the Original Agreement dated as of July 22, 2013, and further amends the Original Agreement and the First Amendment  as  provided  below.    In  addition  to  others  that  execute  this  Agreement,  this Agreement is being executed by holders of Notes (as defined below) holding at least a majority of the outstanding principal amount of Notes as of the date of this Agreement as required by Section 7.9 of the Original Agreement. Investors and the Company are sometimes referred to herein collectively as the “Parties” and each individually as a “Party”.

RECITALS:

A.        As of the date hereof, the Company has issued $3,154,855.23 in principal amount of Notes and accompanying Warrants (as defined below) exercisable for shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and now desires to issue up to an aggregate of $6,500,000 in principal amount of Notes, which amount shall include previously issued Notes, together with Warrants, to Investors on the terms and conditions set forth below; and

B.           Investors, severally and not jointly, have or wish to purchase the Notes and the Warrants from the Company upon the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
INTERPRETATIONS

1.1       Definitions.  Terms used herein but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

ARTICLE 2
PURCHASE AND SALE OF SECURITIES

2.1           Purchase and Sale of Notes.

(a)       The Company hereby agrees to borrow, or in the case of amounts set forth on Exhibit B dated before the date hereof, has borrowed, and Investors hereby severally, and not jointly, agree to loan or have loaned, as applicable, to the Company, the principal amounts (each a “Loan” and collectively the “Loans”) set forth under the heading “Principal Amount of Loan” on Exhibit B attached hereto.

(b)       Each Loan shall be or has been separately evidenced by and subject to the provisions of a Convertible Secured Subordinated Promissory Note, substantially in the form attached hereto as Exhibit C (each a “Note,” and collectively, the “Notes”) to be executed by the Company and delivered to each Investor in respect of such Investor’s applicable Loan amount on the applicable Closing Date (as defined below).  Upon the execution of this Agreement, each Investor making a Loan on or after the date hereof shall deliver his/its applicable Loan amount to the Company by check or electronic transfer of immediately available funds to such account as the Company shall specify in writing to such Investor and the Company shall promptly deliver the applicable Note to the Investor.

(c)       Notwithstanding the separate payment obligations of the Company to each Investor under this Agreement and each Note, the Parties agree that all payments made by the Company hereunder and under the Notes shall be made pro rata among the Investors, without any preference to any Investor, whether such payments are made before or following an Event of Default (as defined in the Notes).  In such regard, if and to the extent the Company fails to pay the full amount due and owing to Investors hereunder and under the Notes, the aggregate amount (if any) actually paid to Investors shall be divided among them pro rata in relation to the original principal amounts of their respective Loans.  To the extent the Company gives any payment-related preference to any Investor in violation of this Section 2.1(c), such Investor shall, upon being made aware of such payment preference, forward the applicable portion of such payment to each other Investor to correct such violation by the Company.  In such event, the records of the Company and Investors shall be adjusted to reflect such redistributed payments.

(d)       The occurrence of any Event of Default under the Notes shall constitute an “Event of Default” under this Agreement.  Upon the occurrence of an Event of Default, each Investor may, at its option, accelerate and make immediately payable all sums of principal  and  interest  outstanding  and  unpaid  under  its  Loan,  without  demand, presentment or notice, all of which are hereby expressly waived by the Company.

(e)       Upon the occurrence and during the continuation of an Event of Default, each Investor may, at its sole election, without notice of such election and without demand, exercise any one or more of the rights or remedies available to Investors at law or in equity.

(f)           Optional Conversion.

(i)
Subject to Section 2.1(h) below, at the option of each holder of a Note issued prior to the date of this Agreement such Note may be converted at any time into fully-paid and non-assessable shares of Common Stock at the rate of $0.40 per share (as appropriately adjusted for any stock split, stock dividends, recapitalizations and the like).

(ii)

Subject to Section 2.1(h) below, at the option of each holder of a Note that was issued on or after the date of this Agreement such Notes may be converted at any time into fully-paid and non- assessable shares of Common Stock at the rate of $0.20 per share (as appropriately adjusted for any stock split, stock dividends, recapitalizations and the like).

(iii)

The Common Stock to be issued in Section 2.1(f)(i) and (ii) above are called “Optional Conversion Securities” herein. It is agreed and understood that, as a condition to receiving the Optional Conversion Securities, such converting Investor must deliver to the Company the original Note being converted, which will be marked “canceled” by the Company.

(g)      Automatic Conversion. Upon the closing of the Permanent Financing (the“Permanent Financing Closing”), each Note holder will be given written notice thereof (the “Closing Notice”), and effective as of the date of the Permanent Financing Closing, all of the principal balance of, and accrued but unpaid interest on, such Investor’s Note will automatically and without any action on the part of Investor convert on the books of the Company into securities offered in the Permanent Financing at lessor of (i) the price at which such securities are sold in the Permanent Financing or (ii) the applicable conversion price set forth in Section 2.1(f)(i) or (ii) above (the “Automatic Conversion Securities”); it being agreed and understood that, as a condition to receiving the Automatic Conversion Securities in the Permanent Financing, such converting Investor must deliver to the Company the original Note being converted, which will be marked “canceled” by the Company.

(h)       Notwithstanding  anything  to  the  contrary  set  forth  herein,  including Sections 2.1(f) and (g) above, no Note shall be converted into shares of Common Stock until the date upon which the Company’s amendment to its Certificate of Incorporation increasing the authorized shares of Common Stock to at least 75 million shares becomes effective with the Secretary of State of the State of Delaware.

2.2       Warrants.

(a)       The Company formerly issued to each Investor who was issued a Note before the date hereof a warrant to purchase one share (as appropriately adjusted for any stock split, stock dividends, recapitalizations and the like) of Common Stock at a price of $0.02 per share for each two dollars of principal amount of Notes purchased by such Investor.

(b)       The Company hereby agrees to issue to each Investor who purchases a Note  on  or  after  the  date  hereof  a  warrant  to  purchase  one  share  (as  appropriately adjusted for any stock split, stock dividends, recapitalizations and the like) of Common Stock at a price of $0.02 per share for each one dollar of principal amount of Notes purchased by such Investor

(c)       The warrants issued in 2.2(a) and (b) above, are or will be in substantially the form of Exhibit D attached hereto (the “Warrants”).  The Common Stock underlying the Warrants is referred to herein as the “Underlying Warrant Securities”.

2.3           Closing.

(a)           The Parties held an initial closing hereunder (the “Initial Closing”) on
May 1, 2013 (the “Initial Closing Date”).

(b)       The  Company  held  and  may  hold  additional  closings  after  the  Initial Closing; provided, however, that no additional closings may be held after the earlier to occur of the Permanent Financing or December 31, 2014.  Any such additional closings are each hereinafter referred to as an “Additional Closing” and shall occur on one or more dates each hereinafter referred to as an “Additional Closing Date”.   Each Loan made pursuant to an Additional Closing, and the rights and obligations of each Investor making a Loan to the Company at such Additional Closing, shall be subject to the terms and conditions set forth herein.   Each Investor at each Additional Closing shall join in this Agreement by executing a counterpart signature page hereto and Exhibit B shall be amended accordingly.   The Initial Closing and each Additional Closing are each sometimes hereinafter referred to as a “Closing,” and the Initial Closing Date and each Additional Closing Date are each sometimes hereinafter referred to as a “Closing Date”.

2.4       Investment  by  Entities  Controlled  by  Charles  R.  Mollo.    The  Company  and Investors acknowledge the Company’s former accounts payable to TM-07 Investments (approximately $1,017,664.53 as of May 1, 2013) was converted into a Note at the Initial Closing.  As part of one or more Additional Closings on or after the date of this Agreement, (a) Company accounts payable in the amount of $ 1,207,405.46 (as of February 17, 2014) to TM-07 will also be converted into a Note and (b) Company loans payable to CRM 008 Trust, Charles R. Mollo Revocable Trust, and TM 07 Investments, LLC in the aggregate amount of $356,047.93 (which  includes  principal  and  interest  as  of  Feb  17,  2014)  will  be  converted  into  a  Note. Investors acknowledge TM-07 Investments and CRM 008 Trust are owned or controlled by Charles R. Mollo, the Chief Executive Officer and a director of the Company, and his wife Janice L. Mollo.

ARTICLE 3
SECURITY AND SUBORDINATION

3.1       Grant of Security Interest.  Subject to Section 3.2 below, in order to secure the Company’s prompt repayment of the Notes, the Company hereby grants to Investors, jointly, a continuing security interest in all presently existing and hereafter acquired or arising Collateral.

3.2       Subordination.   Notwithstanding any other provision of this Agreement or the Notes, Investors acknowledge and agree that (i) Investors’ rights hereunder and under the Notes shall be subordinate to, and subject at all times to, the rights of the holder(s) of any Senior Indebtedness.  Investors shall execute and deliver such subordination, inter-creditor or other agreements, in form and substance reasonably acceptable to the holder(s) of any Senior Indebtedness, as those holder(s) may reasonably require to evidence the subordination of the Loans and Investors’ rights hereunder and under the Notes.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions in Exhibit E, the Company hereby represents and warrants to each Investor as follows:

4.1       Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as proposed to be conducted, to execute and deliver this Agreement, the Notes and the Warrants (collectively, the “Transaction Agreements”) and to perform its obligations pursuant to the Transaction Agreements. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now proposed to be conducted (a “Material Adverse Effect”).

4.2       Subsidiaries.    The  Company  does  not  currently  own  or  control,  directly  or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

4.3       Capitalization.   Immediately prior to the Initial Closing, the authorized capital stock of the Company will consist of 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”)

4.4      Public Reporting Company.  The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is current on all of its reporting requirements under the Exchange Act.  The Common Stock is listed for trading on the OTCQB.

4.5       Authorization.  All corporate action on the part of the Company and its managers, officers  and  members  necessary  for  the  Company’s  obligations  under  the  Transaction Agreements has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions may further be limited by applicable laws and principles of public policy.

4.6       Financial Statements.  The Company’s audited financial statements, for the fiscal year ended June 30, 2013 and the Company’s unaudited financial statements for the quarter ended September 30, 2013 are available at www.sec.gov (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except  that  the  unaudited  Financial  Statements  may  not  contain  all  footnotes  required  by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.    Except  as  set  forth  in  the  Financial  Statements,  the  Company  has  no  liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2013, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under  generally  accepted  accounting  principles  to  be  reflected  in  the  Financial  Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

4.7           Changes.  Since September, 2013, there has not been:

(a)       any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not resulted, in the aggregate, have a Material Adverse Effect;

(b)       any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)        any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)       any  satisfaction  or  discharge  of  any  lien,  claim,  or  encumbrance  or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)           any material change to a material contract or agreement by which the
Company or any of its assets is bound or subject;

(f)        any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any  resignation  or  termination  of  employment  of  any  officer  of  the Company;

(h)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)        any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any immediate family members thereof, other than travel advances and other advances made in the ordinary course of its business;

(j)        any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)       any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to have a Material Adverse Effect;

(l)        receipt  of  notice  that  there  has  been  a  loss  of,  or  material  order cancellation by, any major customer of the Company;

(m)      to  the  Company’s  knowledge,  any  other  event  or  condition  of  any character that could reasonably be expected to have a Material Adverse Effect; or

(n)       any arrangement or commitment by the Company to do any of the things described in this Section 3.7.

4.8       Liabilities.    Other  than  pursuant  to  this  Agreement  or  as  disclosed  in  the Company’s SEC Filings, the Company has no: (i) indebtedness for borrowed money or other obligations or liabilities that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable; (ii) material liability or obligation, absolute or contingent, except, in either case (i) as set forth in the Financial Statements; (iii liabilities incurred in the ordinary course of business subsequent to September 30, 2013, (iv) obligations under contracts and commitments incurred in the ordinary course of business or (v) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements.

4.9           Material Contracts.

(a)       Except for the agreements explicitly contemplated hereby or as disclosed in the Schedule of Exemptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is or will be a party, or by which it is or will be or otherwise, bound which may involve (i) obligations of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell the Company’s products or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.  All of the material contracts identified on the Schedule of Exceptions (each a “Material Contract”, and collectively the “Material Contracts”) are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. To the Company’s knowledge, there is no other party to the Material Contracts in material default under any of such Material Contracts.

(b)      The Company has not entered into any letter of intent, memorandum of understanding  or  other  similar  document  (i) with  any  representative  of  any  corporation  or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

(c)       For  the  purposes  of  subsection (a)  above,  all  indebtedness,  liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith)  shall  be  aggregated  for  the  purpose  of  meeting  the  individual  minimum  dollar amounts of such subsections.

4.10           Intellectual Property.  Except as disclosed in the Schedule of Exceptions:

(a)       The Company owns or possesses sufficient legal rights to the Intellectual Property necessary to the business of the Company as planned to be conducted, the lack of which could reasonably be expected to have a Material Adverse Effect, without any conflict with or infringement of the rights of others.  Except for agreements with its consultants, standard end- user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated or, by conducting the Company’s business as planned to be conducted, would violate any of the Intellectual Property of any other person or entity.  Except as set forth in the Schedule of Exceptions, the Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as conducted by or proposed to be conducted by the Company. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which the Company is bound which involve indemnification by the Company with respect to infringements of the Intellectual Property.

(b)      The Company is not aware that any of its non-employee consultants is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as conducted or contemplated under the Agreements. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by non-employee consultants, nor the conduct of the Company’s business as conducted or contemplated under the Transaction Agreements, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such non-employee consultants is now obligated.

4.11           Proprietary Information and Invention Assignment.

(a)      Each consultant to the Company that has had access to the Intellectual Property has entered into an agreement containing appropriate confidentiality and invention assignment provisions.

(b)       To the Company’s knowledge no officer or consultant of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.

4.12     Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

4.13           Compliance with Other Instruments.

(a)       The Company is not in violation of any material term of its By-Laws or, to the Company’s knowledge, in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect.  The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect.  The execution and delivery of the Transaction Agreements by the Company or the performance by the Company of its obligations pursuant to the Transaction Agreements will not result in any material violation of, or materially conflict with, or constitute a material default under, any of its agreements, nor to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties other than as created under this Agreement.

(b)           The Company is not in default under any Material Contract.

4.14     Litigation.   There are no actions, suits, proceedings or investigations pending against the Company or their properties (nor has any such party received notice of any threat thereof) before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

4.15     Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements or the consummation of any other transaction contemplated by the Transaction Agreements, except (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

4.16     Permits.    The  Company  has  all  franchises,  permits,  licenses,  and  intellectual property and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.17     Offering.  Subject to the accuracy of the Investors’ representations and warranties in Section 5 below, the offer, sale and issuance of the Notes, Warrants, Underlying Warrant Securities, Optional Conversion Securities and Automatic Conversion Securities (and any shares that may be issuable upon conversion thereof (the “Underlying Conversion Shares”)) to be issued in conformity with the terms of this Agreement, constitute transactions exempt from the registration  requirements  of  Section 5  of  the  Securities  Act  and  from  the  registration  or qualification requirements of applicable state securities laws, and the Company does not have any authorized agent acting on its behalf that will take any action hereafter that would cause the loss of such exemption.

4.18     Registration  and  Voting  Rights.    The  Company  is  presently  not  under  any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge no shareholder of the Company has entered into any agreements with respect to the voting of membership interests of the Company.

4.19     Tax Returns and Payments.  The Company has filed in a timely manner all tax returns required to be filed by it with appropriate federal, state and local governmental agencies, except where the failure to do so would not have a Material Adverse Effect on the Company. Such returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to Company’s knowledge, all other taxes due and payable by on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns  have  been  or  are  being  audited  as  of  the  date  hereof,  or  (ii) of  any  deficiency  in assessment or proposed judgment with respect to its federal, state or local taxes.

4.20   Employees; Non-Employee Consultants.   The Company does not have any employees.

4.21     Obligations  to  Related  Parties.     Except  as  disclosed  in  the  Schedule  of Exceptions:

The Company is not indebted (nor committed to make loans or extend or guarantee credit) to any non-employee consultant or any immediate family member thereof, other than (i) for payment for services rendered and (ii) reimbursement for reasonable expenses incurred on behalf of the Company.  To the Company’s knowledge, no senior non- management consultant of the Company or immediate family member of its officers has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies. To the Company’s knowledge, no non-employee consultant or any immediate family member thereof, is, directly or indirectly, interested in a Material Contract, or in any other material contract which may be assumed by the Company or to which the Company may succeed.

4.22     Disclosure.    The  Company  has  provided  Investors  with  all  the  information regarding the Company requested without undue expense that the Investors have requested for deciding whether to purchase the Notes, the Warrants, the Optional Conversion Securities, Automatic Conversion Securities, the Underlying Conversion Securities or Underlying Warrant Securities.

4.23     Obligations of Management.  Except as set forth in the Schedule of Exceptions, each officer of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer of the Company is planning to work less than full time at the Company in the future. No officer is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer is or will be compensated by such enterprise.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally, and not jointly, represents and warrants to the Company that, as of the date of the Closing at which such Investor is making a Loan:

5.1      No Registration.  Such Investor understands that the issuance of the Notes, the Warrants, the Automatic Conversion Securities, the Optional Conversion Securities, the Underlying Conversion Securities and the Underlying Warrant Securities, will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

5.2       Investment Intent.  Upon the automatic or optional conversion of the Notes and exercise of the Warrants, such Investor will be acquiring the Automatic Conversion Securities, Optional Conversion Securities, Underlying Conversion Securities and Underlying Warrant Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Notes, the Warrant, Automatic Conversion Securities, Optional Conversion Securities, Underlying Conversion Securities or Underlying Warrant Securities.

5.3       Investment Experience.   Such Investor has substantial experience in evaluating and  investing  in  private  placement  transactions  of  securities  in  companies  similar  to  the Company and acknowledges that such Investor can protect its own interests.  Such Investor has sufficient knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Company.

5.4       Speculative Nature of Investment.  Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.   Such Investor can bear the economic  risk  of  such  Investor’s  investment  and  is  able,  without  impairing  its  financial condition, to suffer a complete loss of the Investor’s investment in the Company.

5.5       Access to Data.  Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Agreements, as well as the Company’s business, management and financial affairs, and any questions that may have been asked were answered to the Investor’s satisfaction.  Such Investor understands that all representations and warranties set forth in this Agreement, including in Article 4, are qualified in their entirety by the information contained in the reports filed by the Company  under  the  Exchange  Act.    Such  Investor  believes  that  it  has  received  all  the information it considers necessary or appropriate for deciding whether to purchase the Note, the Warrant, the Automatic Conversion Securities, Optional Conversion Securities, Underlying Conversion Securities and the Underlying Warrant Securities.  Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or other such documents are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

5.6       Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

5.7           Residency.    The state of formation, and principal place of business, of such Investor is as provided on such Investor’s Signature Page to this Agreement.

5.8           Authorization.

(a)       Such Investor has all requisite power and authority to execute and deliver the Transaction Agreements, to purchase the Note, the Warrant, the Automatic Conversion Securities, the Optional Conversion Securities, the Underlying Conversion Securities and the Underlying Warrant Securities and to carry out and perform its obligations under the terms of the Transaction Agreements.  All action on the part of such Investor necessary for the authorization, execution, delivery and performance of the Transaction Agreements, and the performance of all of such Investor’s obligations under the Transaction Agreements, has been taken or will be taken prior to the Closing.

(b)       The  Transaction  Agreements,  when  executed  and  delivered  by  such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance  with  their  terms  except:  (i) as  limited  by  applicable  bankruptcy,  insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)       No   consent,   approval,   authorization,   order,   filing,   registration   or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Agreements by the Investor or the performance of such Investor’s obligations hereunder or thereunder.

5.9       Brokers or Finders.  Such Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Agreements.

5.10     Tax Advisors.   Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Agreements.  With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Such Investor understands that it (and not the Company) shall be responsible  for  its  own  tax  liability  that  may  arise  as  a  result  of  this  investment  or  the transactions contemplated by the Transaction Agreements.

5.11     Legends.   Such Investor understands and agrees that the certificates evidencing the Conversion Securities, Underlying Conversion Securities or Underlying Warrant Securities, or any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization,  merger,  consolidation  or  similar  event,  shall  bear  the  following  legend  (in addition to any legend required by any registration rights agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSELOR        OTHER        EVIDENCE,        REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.12    No Investor nor the respective controlling persons, officers, directors, partners, agents,  or  employees  of  any  Investor  shall  be  liable  to  any  other  Investor  for  any  action heretofore or hereafter taken or omitted to be taken by any of them in connection with the execution of the Transaction Documents and the purchase of the Notes.

ARTICLE 6
CLOSING CONDITIONS

6.1       Conditions of Investors.   The obligations of Investors to make the Loans are subject to the fulfillment, to the satisfaction of Investors, of each of the following conditions on or before the Closing Date applicable to each Investor:

(a)       The  Company  shall  have  executed  and  delivered  to  Investors  the Transaction Agreements;

(b)      The representations and warranties contained in Article 4 shall be true, complete, and correct on and as of such Closing Date;

(c)       The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at such Closing Date, as appropriate;

(d)       All  authorizations,  approvals  or  permits,  if  any,  of  any  governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of such Closing Date; and

(e)       The Transaction Agreements, and the transactions contemplated thereby, shall have been approved by the Board of Directors.

6.2       Conditions of the Company.  The obligation of the Company to consummate the transactions contemplated herein is, at the option of the Company, subject to the satisfaction, on or before each Closing Date, of the following conditions:

(a)           Each  Investor  shall  have  executed  and  delivered  to  the  Company  the Transaction Documents to which such Investor is a party;

(b)       The representations and warranties contained in Article 5 above shall be true, complete, and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date;

(c)       Each  Investor  shall  have  delivered  to  the  Company  such  Investor’s Principal  Amount  of  Loan  as  set  forth  opposite  such  Investor’s  name  in  Exhibit  B attached hereto; and

(d)       No  action  or  proceeding  before  any  court  or  any  other  governmental agency shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

ARTICLE 7
MISCELLANEOUS

7.1       Expenses and Attorney’s Fees.  If suit is brought to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs in addition to any other remedy or recovery awarded by the court.  Furthermore, irrespective of whether the Initial Closing or any Additional Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

7.2      Survival.  All representations, warranties, and covenants made herein or in any agreement, certificate, or instrument delivered to the Investors pursuant to or in connection with this Agreement shall survive the execution and delivery of the Transaction Documents, the issuance, sale, and delivery of the Notes, and the issuance and delivery of the Warrants for a period of twelve months.

7.3      Parties in Interest.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

7.4       Notices.    All  notices,  requests,  demands,  claims  and  other  communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the fax number specified below and once the appropriate facsimile confirmation is received, provided that a copy of such notice, request, demand, claim or other communication is promptly thereafter sent in accordance with the provisions of clause (i) or (ii) hereof, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)       If to Investors (or any of them), addressed to them at the address set forth on the signature pages hereto.

(b)           If to the Company:

Beamz Interactive, Inc.
15354 N. 83rd Way, Suite 101
Scottsdale, Arizona 85260
Attn:  Chief Executive Officer

Any Party may give any notice, request, demand, claim or other communication hereunder using any other written means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered to it by giving each other Party notice in the manner herein set forth.

7.5       Governing  Law.    THIS  AGREEMENT,  THE  ENTIRE  RELATIONSHIP  OF THE PARTIES HERETO, AND ANY LITIGATION BETWEEN THE PARTIES (WHETHER GROUNDED IN CONTRACT, TORT, STATUTE, LAW OR EQUITY) SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

7.6       Venue for Disputes.   THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.    BY EXECUTING THIS AGREEMENT, EACH PARTY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR ALL OF THE PARTIES’ MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OBLIGATIONS, AND EACH SUCH PARTY HEREBY AGREES THAT ANY SUCH TRIAL OR OTHER PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

7.7       Waiver; Remedies Cumulative.  The rights and remedies of the Parties hereunder are cumulative and not alternative.  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless made in writing and signed by each other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

7.8       Severability.  If any provision of this Agreement, or the application of any such provision to any person, entity or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.  Without limiting the foregoing, the covenants and obligations contained in this Agreement shall be construed as separate covenants and obligations, covering their respective subject matters.  Each breach of a covenant or obligation set forth in this Agreement shall give rise to a separate and independent cause of action.

7.9     Entire Agreement; Modification.   This Agreement and the other Transaction Agreements collectively constitute the entire and final agreement among the Parties with respect to the subject matter hereof, and supersede and replace all prior agreements, understandings, commitments, communications and representations made between the Parties, whether written or oral, with respect to the subject matter hereof.   This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Company and Investors owning a majority of the then outstanding principal amount of the Notes.

7.10     No Assignment; Successors and Assigns; No Third-Party Rights.  No Party may assign any or all of his/its rights under this Agreement to any Person without the prior written consent of the other Parties.  Any attempted assignment or assumption without such written consent shall be null and void and without legal effect.  Subject to the foregoing, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Parties.  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

7.11    Execution of Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement  on the date first written above.

BEAMZ INTERACTIVE, INC. By: ______________________________ Joan Brubacher, President INVESTORS: [See attached signature pages]

SIGNATURE PAGE OF INVESTOR TO
AMENDED AND RESTATED 2013 CONVERTIBLE DEBT AND SECURITY
AGREEMENT

Reference is hereby made to that certain Amended and Restated 2013 Convertible Debt and Security Agreement, dated as of January 22, 2014, (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors.  Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement  as  an  “Investor”.    The  undersigned  authorizes  the  Company  to  attach  to  the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of ________________, 2014.

If undersigned is an entity:

_____________________________________________________
(Print Name of Entity)

By: __________________________________________________
Printed: _______________________________________________
Title: _________________________________________________

Principal Business Address:

_____________________________________________________
_____________________________________________________
_____________________________________________________

State of Formation: ______________________________________

If undersigned is an individual:

By: __________________________________________________
Printed: _______________________________________________

Address: ______________________________________________
______________________________________________

EXHIBIT A

Definitions

“Accounts” means all presently existing and hereafter arising accounts, accounts receivable, contract rights and other forms of monetary obligations and receivables (as such terms are defined in the UCC) owing to the Company, and any credit insurance, guaranties, or security therefor, irrespective of whether earned by performance.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.   A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day that is not a Saturday or a Sunday or any other day on which banks in Phoenix, Arizona are required or permitted by applicable law to close.

“Chattel Paper” means all chattel paper (including tangible chattel paper and electronic chattel paper, as such terms are defined in the UCC).

“Collateral” means all of the Company’s right, title, and interest in and to all property or assets of the Company now existing or hereafter acquired, including without limitation, the following:  (i) the Accounts; (ii) the Company’s books and records (including electronic records) (“Books”); (iii) the Deposit Accounts; (iv) the Equipment; (v) the General Intangibles and all Patents; (vi) the Inventory; (vii) the Investment Property; (viii) the Negotiable Collateral; (ix) commercial tort claims, documents (including negotiable and non-negotiable documents of title); (x)  cash  and  equivalents,  whether  on  hand  or  in  any  Deposit  Account  or  other  financial institution; and (xi) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Company’s Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property received or receivable from the sale, exchange, collection, lease, license, use or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Deposit Account” means any demand, time, savings, passbook or similar account now or hereafter maintained by or for the benefit of the Company with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Equipment” means all of the Company’s machinery, machine tools, apparatus, motors, equipment, fittings, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (including software imbedded in such goods) and other tangible personal property (other than Inventory) of every kind and description used in the Company’s operations or owned by the Company or in which the Company has an interest, whether now owned or hereafter acquired by the Company and wherever located, and all parts, accessories, and special tools, and all increases and accessions thereto and substitutions and replacements therefor.

“General  Intangibles”  means  all  of  the  Company’s  present  and  future  general intangibles and other personal property (including payment intangibles, electronic Chattel Paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, software, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

“Intellectual Property” means patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights.

“Inventory” means all of the Company’s goods (including software imbedded in such goods), merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in the Company’s business, and shall include any returns or repossessions thereof and all property rights, Intellectual Property, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

“Negotiable Collateral” means all of the Company’s present and future letters of credit, advises of credit, certificates of deposit, notes, drafts, money, instruments, documents, and tangible Chattel Paper.

“Investment Property” means any and all of the Company’s presently existing and hereafter acquired investment property (as defined in the UCC).

“Permanent  Financing”  means  the  receipt  by  the  Company  of  an  aggregate  of
$2,000,000 or more through one or more equity investments or convertible investments in the Company that is consummated simultaneously with, or after the date of, this Agreement.  Such equity investment can be in the form of Common Stock, preferred stock of the Company or convertible debt or a combination of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or Governmental Authority, or any trustee, executor, administrator or other legal representative thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior  Indebtedness”  means  indebtedness  incurred  from  a  lending  institution  or another similar entity or individual for the purpose of funding working capital, and certain  preference payments, including to Affiliates of the Company, upon a Company sale event as disclosed on the Company’s Financial Statements.

“UCC” means the Arizona Uniform Commercial UCC, as amended or supplemented from time to time.  Any and all terms used in the Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

EXHIBIT B

Investors and Loan Amounts

Investor	Date	Amount	Warrants For Common Shares

BCG Partnership, Ltd.	5/1/2013	$50,000.00	25,000
New Vistas Investments Corporation	5/1/2013	$300,000.00	150,000
TM 07 Investments, LLC	5/1/2013	$1,017,664.53	508,832
CRM 008 Trust	5/24/2013	$100,000.00	50,000
CRM 008 Trust	5/29/2013	$150,000.00	75,000
CRM 008 Trust	6/17/2013	$100,000.00	50,000
CRM 008 Trust	6/27/2013	$150,000.00	75,000
TM 07 Investments, LLC	6/28/2013	$217,190.70	108,595
D3M Licensing Group, LLC	7/28/2013	$110,000.00	55,000
New Vistas Investments Corporation	8/1/2013	$300,000.00	150,000
TM 07 Investments, LLC	9/10/2013	$300,000.00	150,000
CRM 008 Trust	10/15/2013	$60,000.00	30,000
D3M Licensing Group, LLC	10/22/2013	$50,000.00	25,000
CRM Revocable Trust	11/15/2013	$100,000.00	50,000
CRM Revocable Trust	11/15/2013	$100,000.00	50,000
Joan W Brubacher	11/25/2013	$50,000.00	25,000

TOTAL		$3,154,855.23	1,577,428

B - 1

EXHIBIT C

Form of Bridge Promissory Note

[See attached document]

C - 1

EXHIBIT D

Form of Warrant

[See attached document]

D - 1

EXHIBIT E

Schedule of Exceptions

[see attached]

E - 1